Exhibit 23.2

Consent of Deloitte & Touche GmbH Wirtschaftsprüfungsgesellschaft

We hereby consent to the inclusion in the Annual Report on Form 18-K of Landwirtschaftliche Rentenbank of the translation of our original German auditor's report dated March 12, 2003 in the form issued for the original German financial statements of Landwirtschaftliche Rentenbank for the year ended December 31, 2002 and to the incorporation by reference of such information in the Registration Statement under Schedule B of Landwirtschaftliche Rentenbank filed with the Securities and Exchange Commission of the United States of America, as amended.  We note that our original German auditor's report was given only with respect to the original and complete German financial statements and not to the English translation of the financial statements.

We also consent in this regard to the reference to Deloitte & Touche GmbH Wirtschaftsprüfungsgesellschaft under the heading "Financial Statements" in the Annual Report on Form 18-K and to the incorporation by reference of such information in the Registration Statement under Schedule B of Landwirtschaftliche Rentenbank filed with the Securities and Exchange Commission of the United States of America, as amended.

Düsseldorf, August 26, 2003

                             Deloitte & Touche GmbH Wirtschaftsprüfungsgesellschaft

                        By: /s/  Dr. Gottgens

                              Dr. Gottgens

                        By: /s/  Dr. Braun

                              Dr. Braun